UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 2, 2011

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved a bonus award for each of the following Named Executive Officers (as defined in the Company’s Proxy Statement for the Annual Meeting of Stockholders held on April 29, 2010): Mr. Thomas Seifert, the Company’s Senior Vice President and Chief Financial Officer and Interim Chief Executive Officer, and Mr. Emilio Ghilardi, the Company’s Senior Vice President and Chief Sales Officer, for fiscal year 2010, under the Executive Incentive Plan (the “Plan”). The bonus awards consist of cash payments in the amount of $1,050,000 for Mr. Seifert and $942,865 for Mr. Ghilardi and will be paid in March 2011. Pursuant to the Plan, the bonus opportunities were based on the achievement of a pre-established key company-wide corporate financial measure, the non-GAAP operating income.

The Company intends to provide additional information regarding the bonus awarded to Mr. Seifert and Mr. Ghilardi for the 2010 fiscal year in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders of the Company, which is expected to be filed with the Securities and Exchange Commission in March 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2011	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary